News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Email: investor.relations@tlcvision.com

TLCVision Reports Fourth Quarter and Full Year 2005 Financial Results; Reaffirms Outlook for
2006

ST. LOUIS, MO, March 16, 2006: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the fourth quarter and full year ended December 31, 2005. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise noted.

Editor’s Note: “Operating Business” (or “Operating”) is defined as TLCVision’s operating activities excluding the impact of the AMD segment, principally represented by our investment in OccuLogix Inc. To provide maximum transparency for investors, Operating Business financial results are listed separately from consolidated results in this press release.

“TLCVision delivered solid, broad-based revenue growth over prior year in the operating business, which is especially noteworthy given the uneven demand in the core LASIK market in the fourth quarter,” said Jim Wachtman, President and Chief Executive Officer. “We met analysts mean earnings expectations for the quarter, even while funding the initial start up investment in our new LASIK Select(SM) centers. The implementation of our refractive expansion strategy is well on track, including the integration of TruVision and the opening of 5 new LASIK Select(SM) locations in the first quarter of 2006, bringing our total number of refractive centers to 83.”

REVENUES

Q4 2005: TLCVision’s fourth quarter consolidated net revenues were $60.5 million, an increase of 6% from the comparable period in 2004. Excluding the AMD business segment, revenues from the Operating Business were $60.3 million versus $56.5 million last year, an increase of $3.8 million or 7%.

•	Total refractive revenues were up 1% to $40.8 million, with total refractive procedures of 39,800 compared to 42,200 the prior year, down 6%. Center revenues were 5% higher during the quarter, as softer economic conditions resulted in a 3% decline in same store procedures that were more than offset by revenues from new centers. Access revenues were down by 15% due to lower demand and the loss of fixed site business.

•	Other healthcare services revenues (excluding AMD) increased 21% to $19.5 million, with strong growth in our mobile cataract (+22%) and ambulatory surgery centers businesses (+37%). Vision Source grew by 21% over the same period in 2004.

Full Year 2005: TLCVision’s full year consolidated net revenues were up 5% to $260 million, and net revenues from the Operating Business were $258 million (up 5%).

•	Annual refractive revenues of $186.6 million were up 2% from 2004, with a total of 190,900 procedures. Centers revenues of $150.2 million were up 6% from 2004, as same store revenue growth of 3% combined with the revenues from the refractive acquisitions closed earlier in the year. Access revenues for the year of $36.5 million were 10% lower than 2004 due to lower demand and the loss of fixed site customers.

•	Other healthcare services revenues (excluding AMD) of $71.6 million grew by 12% on a full year basis and 17% in the second half of 2005.

EARNINGS

Q4 2005: The consolidated business generated a net pre-tax loss for the fourth quarter of $2.6 million, as OccuLogix loss from operations combined with several non-cash charges related to its revaluation of certain assets as a result of their preliminary analysis of the MIRA-1 clinical trial. After removing the loss from the AMD business, net pre-tax income from the Operating Business was $0.9 million or $0.01 per share. It is important to note that current year earnings include the start-up costs of the LASIK Select (SM) branded centers (approximately $0.4 million) and the costs to close or renegotiate three underperforming locations (approximately $1.7 million). Comparable pre-tax earnings for 2004 were $1.3 million.

Also included in the fourth quarter financial results was $1.7 million of principally non-cash income tax expense, of which $1.2 million related to the correction on understated income tax expense in 2004.

The resulting consolidated net loss for the quarter of $4.3 million compared with net income of $26.1 million for the prior period, including a one-time gain of $25.8 million from the company’s sale of OccuLogix shares in its initial public offering. The net loss for the Operating Business was $0.8 million or $0.01 per fully diluted share.

Full Year 2005: Consolidated pre-tax income was $14.8 million or $0.21 per share. Pre-tax income from the Operating Business totaled $22.6 million for 2005, up $1.5 million or 7% from 2004. Pre-tax earnings per share were $0.32, meeting analysts mean estimates for the year after deducting cash income tax expense of $0.01.

Income tax expense of $7.9 million for the full year includes a non-cash charge of $7.1 million. This charge corrects the reversal of deferred tax valuation allowances that are more properly recorded as reductions in intangible asset values and an increase to equity. Accordingly, the Company’s financials have been restated for the first three quarters of 2005 to reflect an increase in income tax expense totaling $5.7 million in addition to the $1.2 million adjustment for 2004 noted above.

On an annual basis, consolidated net income was $6.9 million or $0.10 per share. The Operating Business generated full year net income of $14.7 million or $0.21 per share.

STRONG CASH GENERATION

Consolidated: The business model continues to generate strong cash flow to fund the Company’s growth strategy. Consolidated operating cash flow was $3.4 million ($0.05 per share) for the fourth quarter and $22.5 million ($0.32 per share) for the full year. Year-end consolidated cash and short-term investments totaled $69.9 million.

Operating Business: Operating cash flow from the Operating Business in the fourth quarter was $7.9 million ($0.11 per share), up $2.3 million or 42% from last year. For the full year, operating cash flow of $41.6 million, or $0.58 per share, was $6.5 million or 19% ahead of last year. The Company continues to maintain a strong financial position, with cash and short-term investments for the Operating Business totaling $28.7 million.

2006 FINANCIAL GUIDANCE

“We remain very confident that our strategy will continue to deliver consistent, strong growth in revenues, earnings and cash flow. With that in mind, we are reaffirming our 2006 financial guidance for the Operating Business,” said Jim Wachtman.

•	2006 net revenues of between $308 million and $318 million, or a growth of between 19% and 23% from full year 2005 results;

•	Fully diluted pre-tax earnings per share of $0.33 and $0.36, including approximately $1.1 million of compensation expense related to stock options which will be recorded for the first time in 2006, and costs related to our rollout of LASIK Select (SM) which are anticipated to cost $0.03 in 2006.

•	Fully-taxed earnings per share of between $0.20 to $0.22, reflecting a book income tax expense at a 40% effective rate;

•	Operating cash flow per share of between $0.58 and $0.62.

Conference Call

TLCVision is pleased to invite all interested parties to participate in a conference call during which these results will be discussed. The call will be held today, March 16, at 10:30 am Eastern Time at 1-877-888-7019. The call will also be broadcast live and archived on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive and Cataract markets. More information about TLCVision can be found on the website at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)
		Three Months Ended			Three Months Ended
		December 31, 2005			December 31, 2004

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive:
Centers	$33,425	$—	$33,425	$31,724	$—	$31,724
Access	7,368	—	7,368	8,676	—	8,676
Other healthcare services	19,518	206	19,724	16,130	346	16,476

Total revenues	60,311	206	60,517	56,530	346	56,876
Cost of revenues:
Refractive:
Centers	25,879	—	25,879	24,599	—	24,599
Access	6,045	—	6,045	6,646	—	6,646
Other healthcare services	11,920	2,345	14,265	10,259	492	10,751

Total cost of revenues	43,844	2,345	46,189	41,504	492	41,996

Gross profit (loss)	16,467	(2,139)	14,328	15,026	(146)	14,880

General and administrative	6,538	2,981	9,519	6,833	466	7,299
Marketing and sales	5,308	168	5,476	5,063	77	5,140
Research and development, clinical and regulatory	—	1,456	1,456	—	576	576
Amortization of intangibles	950	—	950	1,013	—	1,013
Other expenses, net	1,769	1	1,770	80	—	80
Total operating costs	14,565	4,606	19,171	12,989	1,119	14,108

Operating income (loss)	1,902	(6,745)	(4,843)	2,037	(1,265)	772
Gain on sale of OccuLogix, Inc. stock	—	—	—	—	25,792	25,792
Interest income	513	406	919	564	52	616
Interest expense	(421)	—	(421)	(418)	—	(418)
Minority interests	(1,834)	2,891	1,057	(1,362)	411	(951)
Earnings from equity investments	718	—	718	490	—	490

Income (loss) before income taxes	878	(3,448)	(2,570)	1,311	24,990	26,301
Income tax expense	(1,689)	3	(1,686)	(206)	—	(206)

Net income (loss)	$(811)	$(3,445)	$(4,256)	$1,105	$24,990	$26,095

Earnings (loss) per share — diluted	$(0.01)	$(0.05)	$(0.06)	$0.02	$0.34	$0.36

Weighted average number of common shares outstanding — diluted	68,645	68,645	68,645	71,846	71,846	71,846
Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)
		Year Ended December			Year Ended December
		31, 2005			31, 2004

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive:
Centers	$150,168	$—	$150,168	$141,782	$—	$141,782
Access	36,453	—	36,453	40,659	—	40,659
Other healthcare services	71,563	1,841	73,404	63,969	837	64,806

Total revenues	258,184	1,841	260,025	246,410	837	247,247
Cost of revenues:
Refractive:
Centers	106,476	—	106,476	101,440	—	101,440
Access	26,974	—	26,974	28,863	—	28,863
Other healthcare services	43,537	3,738	47,275	39,389	1,046	40,435

Total cost of revenues	176,987	3,738	180,725	169,692	1,046	170,738

Gross profit (loss)	81,197	(1,897)	79,300	76,718	(209)	76,509

General and administrative	27,647	8,850	36,497	26,009	857	26,866
Marketing and sales	21,055	659	21,714	18,541	164	18,705
Research and development, clinical and regulatory	—	5,250	5,250	—	1,825	1,825
Amortization of intangibles	4,039	—	4,039	4,098	—	4,098
Other expenses, net	935	(166)	769	940	—	940
Total operating costs	53,676	14,593	68,269	49,588	2,846	52,434

Operating income (loss)	27,521	(16,490)	11,031	27,130	(3,055)	24,075
Gain on sale of OccuLogix, Inc. stock	—	—	—	—	25,792	25,792
Interest income	2,687	1,593	4,280	1,902	52	1,954
Interest expense	(1,737)	—	(1,737)	(2,617)	—	(2,617)
Minority interests	(8,401)	7,058	(1,343)	(7,364)	411	(6,953)
Earnings from equity investments	2,545	—	2,545	2,057	—	2,057

Income (loss) before income taxes	22,615	(7,839)	14,776	21,108	23,200	44,308
Income tax expense	(7,891)	—	(7,891)	(600)	—	(600)

Net income (loss)	$14,724	$(7,839)	$6,885	$20,508	$23,200	$43,708

Earnings (loss) per share — diluted	$0.21	$(0.11)	$0.10	$0.29	$0.32	$0.61

Weighted average number of common shares outstanding — diluted	71,380	71,380	71,380	71,088	71,088	71,088
Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).
TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)
		December 31, 2005
		(Unaudited)			December 31, 2004

				Results Before
	Results Before AMD			AMD Segment	AMD Segment
	Segment	AMD Segment	Total TLCVision	(Unaudited)	(Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$22,122	$9,607	$31,729	$15,847	$17,588	$33,435
Short-term investments	6,550	31,663	38,213	68,515	42,500	111,015
Accounts receivable	20,056	527	20,583	16,489	954	17,443
Prepaid expenses, inventory and other	11,604	5,519	17,123	12,212	1,609	13,821

Total current assets	60,332	47,316	107,648	113,063	62,651	175,714
Intercompany	1,693	(1,693)	—	1,877	(1,877)	—
Restricted cash	975	—	975	932	—	932
Investments and other assets	19,838	—	19,838	10,482	—	10,482
Goodwill	99,402	—	99,402	53,774	—	53,774
Other intangible assets	23,886	135	24,021	18,037	103	18,140
Fixed assets	48,646	513	49,159	45,636	563	46,199

Total assets	$254,772	$46,271	$301,043	$243,801	$61,440	$305,241

LIABILITIES
Current liabilities
Accounts payable	$10,517	$514	$11,031	$8,491	$225	$8,716
Accrued liabilities	22,158	2,295	24,453	23,425	3,714	27,139
Current maturities of long-term debt	5,268	—	5,268	8,664	—	8,664

Total current liabilities	37,943	2,809	40,752	40,580	3,939	44,519
Long-term debt, less current maturities	12,665	—	12,665	9,991	—	9,991
Other long-term liabilities	3,427	—	3,427	2,242	480	2,722
Minority interests	14,284	21,510	35,794	9,307	27,915	37,222

Total liabilities	68,319	24,319	92,638	62,120	32,334	94,454
STOCKHOLDERS’ EQUITY
Common stock	419,936	30,767	450,703	428,877	30,082	458,959
Option and warrant equity	1,861	—	1,861	2,872	—	2,872
Accumulated deficit	(235,344)	(8,815)	(244,159)	(250,068)	(976)	(251,044)

Total stockholders’ equity	186,453	21,952	208,405	181,681	29,106	210,787

Total liabilities and stockholders’ equity	$254,772	$46,271	$301,043	$243,801	$61,440	$305,241

Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands except per share amounts)
		Year Ended December			Year Ended December
		31, 2005			31, 2004

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$14,724	$(7,839)	$6,885	$20,508	$23,200	$43,708
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	16,233	120	16,353	17,594	87	17,681
Write-offs (reimbursements) of investments in research and development
arrangements	(300)	—	(300)	(400)	1,249	849
Minority interests	8,401	(7,058)	1,343	7,364	(411)	6,953
Earnings from equity investments	(2,545)	—	(2,545)	(2,057)	—	(2,057)
Deferred taxes	6,301	—	6,301	—	—	—
Loss (gain) on disposals of fixed assets	75	(167)	(92)	839	—	839
Gain on sale of OccuLogix, Inc. stock	—	—	—	—	(25,792)	(25,792)
Gain on sales of subsidiaries	(319)	—	(319)	(1,143)	—	(1,143)
Non-cash compensation expense	648	790	1,438	484	—	484
Adjustments to the fair values of intangibles, long-term receivables and
long-term liabilities	888	—	888	(1,206)	—	(1,206)
Other	—	182	182	—	—	—
Changes in operating assets and liabilities, net of acquisitions and dispositions:	(2,513)	(5,095)	(7,608)	(6,923)	1,967	(4,956)

Cash from operating activities	41,593	(19,067)	22,526	35,060	300	35,360

INVESTING ACTIVITIES
Purchases of fixed assets	(8,139)	(182)	(8,321)	(5,103)	(88)	(5,191)
Proceeds from sales of fixed assets	1,494	285	1,779	1,565	—	1,565
Proceeds from divestitures of investments and subsidiaries, net	3,430	—	3,430	729	—	729
Proceeds from sale of OccuLogix, Inc. stock, net	—	—	—	25,792	—	25,792
Distributions and loan payments received from equity investments	3,039	—	3,039	2,518	—	2,518
Reimbursements from (investments in) research and development
arrangements	300	—	300	(849)	—	(849)
Acquisitions and equity investments	(67,573)	—	(67,573)	(10,067)	—	(10,067)
Proceeds from short-term investments	91,025	38,725	129,750	8,353	—	8,353
Purchases of short-term investments	(29,060)	(28,035)	(57,095)	(68,555)	(42,500)	(111,055)
Other	49	(36)	13	60	—	60

Cash from investing activities	(5,435)	10,757	5,322	(45,557)	(42,588)	(88,145)

FINANCING ACTIVITIES
Restricted cash movement	(43)	—	(43)	444	—	444
Principal payments of debt financing and capital leases	(9,504)	—	(9,504)	(13,669)	—	(13,669)
Proceeds from debt financing	1,992	—	1,992	—	—	—
Distributions to minority interests	(8,440)	—	(8,440)	(7,216)	—	(7,216)
Purchases of treasury stock	(15,868)	—	(15,868)	—	—	—
Proceeds from issuances of common stock	1,980	—	1,980	25,231	—	25,231
Proceeds from issuances of OccuLogix, Inc. stock, net and cash
acquired upon consolidation	—	329	329	—	59,850	59,850

Cash from financing activities	(29,883)	329	(29,554)	4,790	59,850	64,640

Net increase (decrease) in cash and cash equivalents during the period	6,275	(7,981)	(1,706)	(5,707)	17,562	11,855
Cash and cash equivalents, beginning of period	15,847	17,588	33,435	21,554	26	21,580

Cash and cash equivalents, end of period	$22,122	$9,607	$31,729	$15,847	$17,588	$33,435

Operating cash flow per diluted share	$0.58	$(0.26)	$0.32	$0.49	$0.01	$0.50
Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).